UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 27, 2005

Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 27, 2005, Commercial Capital Bancorp, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with John Christopher Walsh, its Executive Vice President. On the same date, the Company’s wholly owned subsidiary, Commercial Capital Bank, FSB (the “Bank”), entered into an Amended and Restated Employment Agreement with Mr. Walsh. Information regarding these contracts follows.

The Amended and Restated Employment Agreements replace Mr. Walsh’s prior employment contracts. The Company and Bank entered into the Amended and Restated Employment Agreements to comply with the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Other than the changes regarding compliance with Section 409A of the Code, the new contracts have substantially similar terms to Mr. Walsh’s prior employment agreements. For further information, reference is made to the Amended and Restated Employment Agreements which are attached hereto as Exhibit 10.1 and 10.2.

Item 9.01	Financial Statement and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit 10.1	Amended and Restated Employment Agreement between Commercial Capital Bancorp, Inc. and John Christopher Walsh

	Exhibit 10.2	Amended and Restated Employment Agreement between Commercial Capital Bank, FSB and John Christopher Walsh

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon
Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Dated: December 29, 2005